NEW058 JA-DL 09:05 Frederick County Bancorp, Inc. Announces New Branch
....nka
+ CRN ED1 TNW RWB IRW FC1 (FREDERICK COUNTY BANCORP, INC. 913906 PH) 26 19 96 91 32 01 30 31 33
....nk/dcreg r f bc-MD-FrederickBankcorp   05-30


P2

%
[STK] FCBI [IN] FIN OTC
[SU] TO BUSINESS EDITOR:

  Frederick County Bancorp, Inc. Announces New Antietam Branch Office Location

      FREDERICK, Md., May 30 /PRNewswire-FirstCall/ -- Frederick County Bancorp, Inc. (OTC Bulletin Board: FCBI), the parent company for Frederick County Bank, announced today that a lease has been signed for office space at 198 Thomas Johnson Drive, Suite 1, Frederick, Maryland for the purpose of securing a permanent new location for the Bank's Antietam Branch Office. The new location is adjacent to the same street intersection as the original branch office and is expected to open in the third quarter of 2007. The original Antietam Branch Office was lost to fire and water damage on February 19, 2007. Frederick County Bank currently has three other Frederick branch offices at 30 West Patrick Street, 6910 Crestwood Boulevard, and 200 Commerce Drive in Walkersville.

SOURCE  Frederick County Bancorp, Inc.
    -0-                             05/30/2007
    /CONTACT: William R. Talley, Jr., Executive Vice President and Chief Financial Officer, Frederick County Bancorp, Inc., +1-240-529-1507/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.frederickcountybank.com /
    (FCBI)

CO:  Frederick County Bancorp, Inc.
ST:  Maryland
IN:  FIN OTC
SU: